Exhibit 1.1

Execution Version

TRI POINTE GROUP, INC.

11,985,905 Shares

Common Stock

($0.01 par value per share)

Underwriting Agreement

March 17, 2017

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

VIII/TPC Holdings, L.L.C., a Delaware limited liability company (the “Selling Shareholder”) proposes, subject to the terms and conditions stated herein, to sell to Citigroup Global Markets Inc. (the “Underwriter”) 11,985,905 shares of common stock, $0.01 par value per share (the “Securities”) of TRI Pointe Group, Inc., a Delaware corporation (the “Issuer”). The use of the neuter in this Underwriting Agreement (this “Agreement”) shall include the feminine and masculine wherever appropriate.

Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities and Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission (the “SEC” or the “Commission”) promulgated thereunder (the “Exchange Act”) on or before each date and time when the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective (the “Effective Date”) or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.

1. Representations and Warranties of the Issuer. The Issuer represents and warrants to, and agrees with, the Underwriter as set forth below in this Section 1.

(a) The Issuer meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder (the “Securities Act”) and the Issuer has prepared and filed with the SEC an automatic shelf registration statement, as defined in Rule 405 under the Securities Act, on Form S-3 (File No. 333- 211523), including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the SEC pursuant to Rule 424(b) under the Securities Act and deemed part of such registration statement pursuant to Rule 430A, 430B or 430C under the Securities Act, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended (the “Registration Statement”), including a related base prospectus, for registration under the Securities Act of the offering and sale of the Securities (the “Base Prospectus”). Such Registration Statement, including any amendments thereto filed prior to the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”), became effective upon filing. The Issuer may have filed with the SEC, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements to the Base Prospectus relating to the Securities which is used prior to the filing of the Final Prospectus, together with the Base Prospectus (the “Preliminary Prospectus”), each of which has previously been furnished to you. The Issuer will file with the SEC a final prospectus supplement relating to the Securities in accordance with Rule 424(b) after the Execution Time, together with the Base Prospectus (the “Final Prospectus” and, together with the Base Prospectus and Preliminary Prospectus, the “Prospectus”). As filed, such Final Prospectus shall contain all information required by the Securities Act and the rules thereunder, and, except to the extent the Underwriter shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Issuer has advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x) under the Securities Act. The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. The Issuer has not received from the SEC any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to the use of the automatic shelf registration statement form and the Issuer has not otherwise ceased to be eligible to use the automatic shelf registration form. No stop order suspending the effectiveness of the Registration Statement is in effect, the SEC has not issued any order or notice preventing or suspending the use of the Registration Statement, the Preliminary Prospectus or the Final Prospectus and no proceedings for such purpose or pursuant to Section 8A of the Securities Act have been instituted or are pending or, to the best knowledge of the Issuer, are contemplated or threatened by the SEC;

(b)(i) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) under the Securities Act and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the respective rules thereunder; on each Effective Date, at the Execution Time and on the Closing Date, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Issuer by or on behalf of the Underwriter specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 9(b) hereof;

(ii) The documents incorporated by reference in each of the Registration Statement and the Disclosure Package (as defined herein), when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement and the Disclosure Package, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c) The “Disclosure Package” shall mean (i) the Preliminary Prospectus used most recently prior to the Execution Time, (ii) the other information, if any, set forth on Schedule II hereto, (iii) the issuer free writing prospectuses, as defined in Rule 433 of the Securities Act (the “Issuer Free Writing Prospectuses”), if any, identified in Schedule II hereto and (iv) any other free writing prospectus, as defined in Rule 405 under the Securities Act (“Free Writing Prospectus”), that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package. The (i) Disclosure Package and (ii) each electronic road show, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package, based upon and in conformity with written information furnished to the Issuer by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 9(b) hereof;

(d)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Issuer or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Securities in reliance on the exemption in Rule 163 under the Securities Act, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Issuer was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. The Issuer agrees to pay the fees required by the SEC relating to the Securities within the time required by Rule 456(b)(1) under the Securities Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Securities Act;

(e)(i) At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Securities and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Issuer is not an ineligible issuer, as defined in Rule 405 under the Securities Act (an “Ineligible Issuer”);

(f) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Issuer by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of the Underwriter consists of the information described as such in Section 9(b) hereof;

(g) The Issuer and each of its subsidiaries have been duly incorporated, formed or otherwise organized and each is validly existing as a corporation or other business entity, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus, and each is duly qualified to do business as a foreign corporation or other business entity, as the case may be, and is in good standing under the laws of each jurisdiction that requires such qualification, except where the failure to have such power and authority, to be so qualified, or to be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), business or results of operations of the Issuer and its subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (a “ Material Adverse Effect”).

(h) All the outstanding shares or equity interests of each subsidiary of the Issuer have been duly and validly authorized and issued and are fully paid and non-assessable, and, except as otherwise set forth in the Disclosure Package and the Final Prospectus, all outstanding shares of capital stock or other ownership interests of the subsidiaries of the Issuer are owned by the Issuer, either directly or through wholly owned subsidiaries of the Issuer, free and clear of any security interest, claim, lien or encumbrance.

(i) This Agreement has been duly authorized, executed and delivered by the Issuer and will constitute a legal, valid, binding instrument enforceable against the Issuer in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and to general principles of equity).

(j) The Issuer is not, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

(k) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction in which the Securities are offered and sold.

(l) None of the execution and delivery of this Agreement, the issuance and sale of the Securities, or the consummation of any other of the transactions herein or therein contemplated (including those contemplated by the Disclosure Package and the Final Prospectus), or the fulfillment of the terms hereof or thereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Issuer or any of its subsidiaries pursuant to, (i) the charter or by-laws or comparable constituting documents of the Issuer or any of its subsidiaries; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Issuer or any of its subsidiaries is a party or bound or to which its or their property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Issuer or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or any of its subsidiaries or any of its or their properties, except, in the case of clauses (ii) and (iii), for any such conflict, breach, violation or imposition as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m) Except as disclosed in the Disclosure Package and the Prospectus, no holders of securities of the Issuer have rights to the registration of such securities under the Registration Statement.

(n) The consolidated historical financial statements and schedules of the Issuer and its consolidated subsidiaries, as applicable, included or incorporated by reference in the Disclosure Package and the Final Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Issuer and its subsidiaries, respectively, as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of Regulation S-X of the Securities Act and have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth in the Disclosure Package and the Final Prospectus present fairly in all material respects, on the basis stated in the Disclosure Package and the Final Prospectus, the information included therein. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Information fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(o) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries or its or their respective property is pending or, to the knowledge of the Issuer, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or thereby or (ii) would reasonably be expected to have a Material Adverse Effect).

(p) Each of the Issuer and its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except where failure to own or lease such properties would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) None of the Issuer nor any of its subsidiaries is in violation or default of (i) any provision of its charter or bylaws or comparable constituting documents; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Issuer or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuer or such subsidiary or any of its properties, as applicable; except, in the case of clauses (ii) and (iii), for any such default or violation as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(r) Ernst & Young LLP, who have certified certain financial statements of the Issuer and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Final Prospectus for fiscal 2014 to present, are independent public accountants with respect to the Issuer within the meaning of the Securities Act.

(s) The Issuer and each of its subsidiaries has filed all applicable tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith and for which adequate reserves have been provided in accordance with GAAP (if so required) or as would not have a Material Adverse Effect.

(t) Except as would not reasonably be expected to have a Material Adverse Effect, no labor dispute with the employees of the Issuer or any of its subsidiaries exists or, to the knowledge of the Issuer, is threatened or imminent.

(u) No subsidiary of the Issuer is currently prohibited, directly or indirectly, from paying any dividends to the Issuer or any of its subsidiaries, from making any other distribution on such subsidiary’s capital stock or other ownership interest, from repaying to the Issuer or any of its subsidiaries any loans or advances to such subsidiary from the Issuer or any of its subsidiaries or from transferring any of such subsidiary’s property or assets to the Issuer or any other subsidiary of the Issuer.

(v) Except, in each case, as would not reasonably be expected to have a Material Adverse Effect, (i) the Issuer and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; (ii) all policies of insurance and fidelity or surety bonds insuring the Issuer or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; (iii) the Issuer and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; (iv) in the past three years, none of the Issuer or any of its subsidiaries has been refused any insurance coverage sought or applied for; and (vi) the Issuer does not have reason to believe it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain comparable coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(w) Except, in each case, as would not reasonably be expected to have a Material Adverse Effect, each of the Issuer and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and none of the Issuer or any of its subsidiaries has received in the past three years any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(x) The Issuer and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Issuer and its subsidiaries’ internal controls over financial reporting are effective and the Issuer and its subsidiaries are not aware of any material weakness in their internal control over financial reporting. The Issuer and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(y) The Issuer has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities.

(z) The Issuer and its subsidiaries are (i) in compliance with any and all applicable laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Issuer nor any of its subsidiaries has received any written or other formal notice that any of them has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(aa) In the ordinary course of its business, the Issuer and its subsidiaries periodically review the reasonably expected cost to the Issuer and its subsidiaries to comply with Environmental Laws. On the basis of such review, the Issuer and its subsidiaries have concluded that such associated costs would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bb) Except as would not reasonably be expected to have a Material Adverse Effect, the Issuer and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974 (as amended, “ERISA,” which term, as used herein, includes the regulations and published interpretations thereunder) established or maintained by the Issuer, its subsidiaries or their ERISA Affiliates (as defined below) are in compliance with ERISA and, to the knowledge of the Issuer, each “multiemployer plan” (as defined in Section 4001 of ERISA) to which the Issuer, its subsidiaries or an ERISA Affiliate contributes is in compliance with ERISA. “ERISA Affiliate” means, with respect to the Issuer or a subsidiary thereof, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986 (as amended, the “Code,” which term, as used herein, includes the regulations and published interpretations thereunder) of which the Issuer or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Issuer, its subsidiaries or any of their ERISA Affiliates. Except as would not reasonably be expected to have a Material Adverse Effect, (i) no “single employer plan” (as defined in Section 4001 of ERISA) established or maintained by the Issuer, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA) and (ii) none of the Issuer, its subsidiaries or any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or Sections 412, 4971, 4975 or 4980B of the Code or Section 4062(e) of ERISA. Each “employee benefit plan” established or maintained by the Issuer, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification, except where the cost of correcting such actions or failures to act would not reasonably be expected to have a Material Adverse Effect.

(cc) The operations of the Issuer and its subsidiaries are and in the past have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Issuer, threatened.

(dd) Neither the Issuer or any of its subsidiaries, nor to the knowledge of the Issuer, any director, officer, agent, employee or affiliate of the Issuer or any of its subsidiaries (in his or her capacity as such with respect to the Issuer or any of its subsidiaries) is currently subject to any sanctions imposed by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”)); and the Issuer will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person in any manner that will result in a violation of any economic sanctions imposed by the United States (including any administered or enforced by OFAC, the U.S. Department of State, or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, or the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) (collectively, “Sanctions” and such persons, “Sanction Persons”) or, to the Issuer’s knowledge, could result in the imposition of Sanctions against any person participating in the offering, whether as underwriter, advisor, investor or otherwise.

(ee) None of the Issuer or any of its subsidiaries or, to the knowledge of the Issuer, any director, officer, agent, employee or affiliate of the Issuer or any of its subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by a person that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, Crimea, Cuba, Iran, North Korea, Sudan, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”).

(ff) None of the Issuer or any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor do the Issuer or any of its subsidiaries have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries.

(gg) Neither the Issuer or any of its subsidiaries, nor, to the knowledge of the Issuer, any director, officer, agent, employee or Affiliate of the Issuer, or any of their respective subsidiaries has knowledge of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and other applicable anti-bribery laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office or any domestic government official or employee, in contravention of the FCPA or other applicable anti-bribery laws; and the Issuer and its subsidiaries, and to the knowledge of the Issuer, their respective Affiliates have conducted their businesses in compliance with the FCPA and other applicable anti-bribery laws and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(hh) There is and has been no failure on the part of the Issuer, or, to the knowledge of the Issuer, on the part of any of the Issuer’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(ii) Since the date of the most recent unaudited financial statements included in the Disclosure Package and Final Prospectus, (A) there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or otherwise) business or results of operations of the Issuer and its subsidiaries, taken as a whole and (B) there have been no transactions entered into by the Issuer or any of its subsidiaries other than those set forth in the Disclosure Package and the Final Prospectus which are material with respect to the Issuer and its subsidiaries taken as a whole.

(jj) The Issuer and each of its subsidiaries has good and marketable title to or valid leasehold interests in all real property owned and leased by them material to their respective businesses and have good title to or valid leasehold interests in all other properties owned and leased by them material to their respective businesses, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the leases and subleases material to the business of the Issuer or any of its subsidiaries and under which the Issuer or any of its subsidiaries hold properties, are in full force and effect, and none of the Issuer or any of its subsidiaries has received any written notice of any material claim that has been asserted by anyone adverse to the rights of the Issuer or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Issuer or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease.

(kk) None of the Issuer, any of its subsidiaries nor any agent thereof acting on their behalf has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Securities to violate Regulation T, Regulation U or Regulation X of the Board of Governors of the Federal Reserve System.

(ll) Except as disclosed in the Disclosure Package and the Final Prospectus, no relationship, direct or indirect, exists between or among any of the Issuer, any of its subsidiaries or any affiliate of the Issuer or any of its subsidiaries, on the one hand, and any director, officer, member, stockholder, customer or supplier of the Issuer or any of its subsidiaries or any affiliate of the Issuer or any of its subsidiaries on the other hand, which is required by the Securities Act to be disclosed in a registration statement on Form S-3. There are no outstanding loans, advances (except advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Issuer or any of its subsidiaries or any affiliate of the Issuer or any of its subsidiaries to or for the benefit of any of the officers or directors of the Issuer or any of its subsidiaries or any affiliate of the Issuer or any of its subsidiaries or any of their respective family members.

Any certificate signed by any officer of the Issuer and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Securities shall be deemed a representation and warranty by the Issuer as to matters covered thereby, to the Underwriter.

2. The Selling Stockholder represents and warrants to, and agrees with, the Underwriter that:

(a) The Selling Stockholder is the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has duly endorsed such Securities in blank, and has full power and authority to sell its interest in the Securities, and, assuming that the Underwriter acquires its interest in the Securities it has purchased from the Selling Stockholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), the Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of the Underwriter maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by the Underwriter, and no action based on an adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against the Underwriter with respect to such Securities.

(b) The Selling Stockholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities.

(c) No consent, approval, authorization, qualification, filing with or order of any court or governmental agency or body is required for the consummation by the Selling Stockholder of the transactions contemplated by this Agreement, except (i) registration of the Securities under the Securities Act, which has been effected, (ii) any necessary qualification under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriter in the manner contemplated herein and in the Disclosure Package and the Prospectus, (iii) any necessary qualification under the rules and regulations of FINRA, and (iv) any consents, approvals or authorizations that have been, or prior to the Closing Date will be, obtained.

(d) Neither the sale of the Securities being sold by the Selling Stockholder nor the consummation of any other of the transactions herein contemplated by the Selling Stockholder or the fulfillment of the terms hereof by the Selling Stockholder will conflict with, result in a breach or violation of, or constitute a default under any law or the certificate of formation or limited liability company agreement of the Selling Stockholder or the terms of any indenture or other agreement or instrument to which the Selling Stockholder is a party or bound, or any judgment, order or decree applicable to the Selling Stockholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Selling Stockholder, except for any such conflict, breach, violation or default that would not impair in any material respect the Selling Stockholder’s ability to fulfill its obligations under this Agreement or the transactions contemplated hereby.

(e) The sale of Securities by the Selling Stockholder pursuant hereto is not prompted by any information concerning the Issuer or any of its subsidiaries which is not set forth in the Disclosure Package and the Prospectus.

(f) In respect of any statements in or omissions from the Registration Statement, the Prospectus, any Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto used by the Issuer or the Underwriter, as the case may be, made in reliance upon and in conformity with information regarding the Selling Stockholder specifically in its capacity as the Selling Stockholder and not in any other capacity furnished in writing to the Issuer by the Selling Stockholder specifically for use in connection with the preparation thereof (the “Selling Stockholder Information”), the Selling Stockholder hereby makes the same representations and warranties to the Underwriter as the Issuer makes to the Underwriter under paragraphs (b) and (c) of Section 1.

Any certificate signed by any officer of the Selling Stockholder and delivered to the Underwriter or counsel for the Underwriter in connection with the offering of the Securities shall be deemed a representation and warranty by the Selling Stockholder, as to matters covered thereby, to the Underwriter.

3. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Stockholder agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Selling Stockholder at a purchase price of $12.76 per share, the amount of the Securities set forth in Schedule I hereto.

4. Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on March 22, 2017, or at such time on such later date not more than three Business Days after the foregoing date as the Underwriter shall designate, which date and time may be postponed by agreement among the Underwriter, the Issuer and the Selling Stockholder or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Underwriter against payment by the Underwriter of the purchase price thereof to or upon the order of the Selling Stockholder, by wire transfer payable in same-day funds to the respective accounts specified by the Selling Stockholder. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Underwriter shall otherwise instruct.

The Selling Stockholder will pay all applicable state transfer taxes, if any, involved in the transfer to the Underwriter of the Securities to be purchased by it from the Selling Stockholder and the Underwriter will pay any additional stock transfer taxes involved in further transfers.

5. Offering by Underwriter. It is understood and agreed that the Underwriter proposes to offer the Securities for sale to the public as set forth in the Disclosure Package.

6. Agreements.

(I) The Issuer agrees with the Underwriter that:

(a) Prior to the termination of the offering of the Securities, the Issuer will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Issuer has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Issuer will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Underwriter with the SEC pursuant to the applicable paragraph of Rule 424(b) under the Securities Act within the time period prescribed and will provide evidence satisfactory to the Underwriter of such timely filing. The Issuer will promptly advise the Underwriter (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the SEC pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the SEC or its staff for any amendment of the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Issuer will use best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b) under the Securities Act, any event occurs as a result of which the Disclosure Package, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it should be necessary to amend or supplement the Disclosure Package to comply with applicable law, the Issuer will promptly (i) notify the Underwriter of any such event so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) prepare an amendment or supplement that will correct such statement or omission or effect such compliance; and (iii) supply any supplemented or amended Disclosure Package to the Underwriter and counsel for the Underwriter without charge in such quantities as they may reasonably request.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing, not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Securities Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Issuer will promptly (i) notify the Underwriter of any such event, (ii) prepare and file with the SEC, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

(d) The Issuer will furnish to the Underwriter and counsel for the Underwriter, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Underwriter or a dealer may be required by the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Securities Act), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Underwriter may reasonably request. The Issuer will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Issuer will use commercially reasonable efforts to arrange, if necessary, for the qualification of the Securities for sale by the Underwriter under the laws of such jurisdictions as the Underwriter may reasonably designate (including certain provinces of Canada) and will maintain such qualifications in effect so long as required for the sale of the Securities; provided that in no event shall the Issuer be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject. The Issuer will promptly advise the Underwriter of the receipt by the Issuer of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(g) The Issuer agrees that, unless it has or shall have obtained the prior written consent of the Underwriter, and the Underwriter agrees with the Issuer that, unless it has or shall have obtained, as the case may be, the prior written consent of the Issuer, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Issuer with the SEC or retained by the Issuer under Rule 433 under the Securities Act; provided, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Underwriter or the Issuer is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Issuer agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the SEC, legending and record keeping.

(h) The Issuer will not, without the prior written consent of Citi, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Issuer or any affiliate of the Issuer or any person in privity with the Issuer or any affiliate of the Issuer), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of the Securities or any securities convertible into, or exercisable, or exchangeable for, shares of Securities, or publicly announce an intention to effect any such transaction, for a period of 30 days after the date of the Underwriting Agreement, provided, however, that the Issuer may: (i) issue and sell the Securities to be sold hereunder; (ii) issue and sell shares of the Securities, or any securities convertible into, or exercisable, or exchangeable for, shares of Securities, pursuant to any employee stock option plan, stock incentive plan, stock ownership plan or dividend reinvestment plan of the Issuer in effect at the Execution Time; (iii) issue shares of Securities issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time; (iv) file one or more registration statements on Form S-8; and (v) issue and sell in private placements without registration under the Securities Act up to the number of shares of Common Stock representing 10% of the total number of outstanding shares of Securities (or options, warrants, or other securities convertible into or exercisable, or exchangeable for, shares of Securities) in connection with bona fide mergers or acquisitions, joint ventures, commercial relationships or other strategic transactions, provided that the acquirer of any such shares of Securities (or options, warrants or other securities convertible into or exchangeable for shares of Securities) so issued pursuant to this subclause (v) enters into an agreement in the form of Exhibit A hereto with respect to such shares of Securities (or options, warrants or other securities convertible into or exercisable, or exchangeable for, shares of Securities) for the remainder of the 30-day restricted period and possible extension of such period described below in this paragraph. The Issuer will provide the Underwriter and any co-managers and each individual subject to the restricted period pursuant to the lock-up letters described in Section 6(h) hereof with prior notice of any such announcement that gives rise to an extension of the restricted period.

(i) The Issuer will not, and will use its commercially reasonable efforts not to permit their respective Affiliates to, take, directly or indirectly, any action designed to, or that would reasonably be expected to, cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities.

(j) The Issuer agrees to pay the costs and expenses relating to the following matters: (i) the preparation of this Agreement, (ii) the preparation, printing or reproduction and filing with the SEC of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities; (v) any necessary issue, stamp or other transfer, excise or similar taxes in connection with the original issuance and sale of the Securities; (vi) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriter relating to such registration and qualification); (viii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriter related to such filings and such reasonable fees and expenses of such counsel not to exceed $15,000 in the aggregate); (ix) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities, (x) the fees and expenses of the Issuer’s accountants and the fees and expenses of counsel (including local and special counsel) for the Issuer; (xi) all other costs and expenses incident to the performance by the Issuer of its obligations hereunder; and (xii) the Underwriter’s reasonable expenses (other than outside legal expenses incurred in connection with the sale of the Securities).

(II) The Selling Stockholder agrees with the Underwriter that:

(a) The Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Securities.

(b) The Selling Stockholder will advise the Underwriter promptly, and if requested by the Underwriter, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Securities Act, of any change in Selling Stockholder Information in the Registration Statement, the Prospectus any Preliminary Prospectus or any Free Writing Prospectus or any amendment or supplement thereto relating to the Selling Stockholder.

(c) The Selling Stockholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

7. Conditions to the Obligation of the Underwriter.

The obligation of the Underwriter to purchase the Securities shall be subject to the accuracy of the representations and warranties of the Issuer and the Selling Stockholder contained herein at the Execution Time and the Closing Date, to the accuracy of the statements of the Issuer and the Selling Stockholder made in any certificates pursuant to the provisions hereof, to the performance by the Issuer and the Selling Stockholder of their respective obligations hereunder and to the following additional conditions:

(a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b) under the Securities Act and any other material required to be filed by the Issuer pursuant to Rule 433(d) under the Securities Act, shall have been filed with the SEC within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened;

(b) On the Closing Date the Underwriter shall have received the favorable opinion and negative assurance letters of Gibson, Dunn & Crutcher LLP, counsel to the Issuer, in form and substance reasonably acceptable to the Underwriter.

(c) On the Closing Date the Underwriter shall have received the favorable opinions of Sidley Austin LLP and Rinaldi, Finkelstein & Franklin, LLC, respectively, counsel to the Selling Stockholder, in form and substance reasonably acceptable to the Underwriter.

(d) The Underwriter shall have received from Cahill Gordon & Reindel LLP, counsel for the Underwriter, an opinion and negative assurance letter, dated the Closing Date and addressed to the Underwriter with respect to such matters as may be reasonably required by the Underwriter.

(e) The Issuer shall have furnished to the Underwriter a certificate, signed by (x) the Chairman of the Board, the President or another officer or officers of the Issuer reasonably acceptable to the Underwriter and (y) the principal financial or accounting officer or another officer of the Issuer reasonably acceptable to the Underwriter, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Disclosure Package and the Final Prospectus and any supplements or amendments thereto, and this Agreement and that:

(i) the representations and warranties of the Issuer in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date, and the Issuer has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Issuer’s knowledge, threatened; and

(iii) since the date of the most recent financial statements of the Issuer included in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto), there has been no material adverse change or any development that could reasonably be expected to result in a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Issuer and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business.

(f) The Selling Stockholder shall have furnished to the Underwriter a certificate, signed by an officer of the authorized signatory of the Selling Stockholder, dated the Closing Date, to the effect that the Selling Stockholder has carefully examined the Registration Statement, the Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto and this Agreement and that the representations and warranties of the Selling Stockholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

(g) At the Execution Time and at the Closing Date, the Issuer shall have requested and caused Ernst & Young LLP, to furnish to the Underwriter letters, dated respectively as of the Execution Time and as of the Closing Date, customary comfort letters and bring-down comfort letters for transactions of this type, in form and substance previously agreed, with such changes as are reasonably satisfactory to the Underwriter.

(h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any amendment or supplement thereto), there shall not have been any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Issuer and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto) the effect of which is, in the judgment of the Underwriter, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(i) Subsequent to the Execution Time there shall have been no decrease in the rating accorded any of the Issuer’s or its subsidiaries’ debt securities or of the Securities by either Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. or Moody’s Investors Services, Inc. or any of their respective successors or any notice given to the Issuer of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of such possible change.

(j) Prior to the Closing Date, the Issuer and the Selling Stockholder shall have furnished to the Underwriter such further information, certificates and documents as the Underwriter may reasonably request.

(k) The Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Underwriter.

(l) At the Execution Time, the Issuer shall have furnished to the Underwriter a letter substantially in the form of Exhibit A hereto from each officer of the Issuer.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Underwriter and counsel for the Underwriter, this Agreement and all obligations of the Underwriter hereunder may be cancelled at, or at any time prior to, the Closing Date by the Underwriter. Notice of such cancellation shall be given to the Issuer in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7 will be delivered to Cahill Gordon & Reindel LLP, as counsel for the Underwriter, at 80 Pine Street, New York, New York 10005, on the Closing Date.

8 Reimbursement of Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriter set forth in Section 7 is not satisfied because of any termination pursuant to Section 11(ii) or (iii) hereof or because of any refusal, inability or failure on the part of the Issuer or the Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriter, the Issuer will reimburse the Underwriter on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by them in connection with the proposed purchase and sale of the Securities.

9. Indemnification and Contribution.

(a) The Issuer agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees, Affiliates and agents of the Underwriter and each person who controls the Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other U.S. federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or arises out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Issuer Free Writing Prospectus, including any electronic roadshow, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in each case, necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished by or on behalf of the Underwriter specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Issuer may otherwise have.

(b) The Underwriter agrees to indemnify and hold harmless the Issuer, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Issuer within the meaning of either the Securities Act or the Exchange Act and the Selling Stockholder, to the same extent as the foregoing indemnity from the Issuer and the Selling Stockholder to the Underwriter, but only with reference to written information relating to the Underwriter furnished to the Issuer by or on behalf of the Underwriter specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability that the Underwriter may otherwise have. The Issuer acknowledges that (i) the name of the Underwriter set forth on the front cover page, under the caption “Underwriting” and on the back cover page in the Prospectus and the Final Prospectus and (ii) the statements set forth in the first sentence of the fourth paragraph under the caption “Underwriting” in the Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the Underwriter for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.

(c) The Selling Stockholder agrees to indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter and each person who controls the Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, as originally filed or in any amendment thereof, or in any Preliminary Prospectus, or the Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Selling Stockholder shall be subject to such liability only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission is based upon the Selling Stockholder Information; and provided, further, that the liability under this subsection of the Selling Stockholder shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to the Selling Stockholder from the sale of Securities sold by the Selling Stockholder hereunder.

(d) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel (including one local counsel in each jurisdiction) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel, other than local counsel if not appointed by the indemnifying party, retained by the indemnified party or parties except as set forth below) and the indemnifying party shall have the right to participate therein; provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including one local counsel in each jurisdiction) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable and documented fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest; (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based on advice from counsel that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party; (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action; or (iv) the indemnifying party shall authorize in writing the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include any statement as to any admission of fault, culpability or a failure to act by or on behalf of any indemnified person.

(e) In the event that the indemnity provided in paragraph (a), (b), (c) or (d) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each indemnifying party under such paragraph shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending any loss, claim, damage, liability or action) (collectively “Losses”) to which such indemnified party may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Selling Stockholder on the one hand and by the Underwriter on the other from the offering of the Securities; provided, however, that in no case under this paragraph (d) shall the Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities underwritten by the Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, each such indemnifying party severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer on the one hand and of the Underwriter on the other in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. Benefits received by the Issuer and the Selling Stockholder shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Underwriter shall be deemed to be equal to the total underwriting discounts and commissions. Relative fault shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuer and the Selling Stockholder on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuer and the Selling Stockholder and the Underwriter agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation that does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls the Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee, Affiliate and agent of the Underwriter shall have the same rights to contribution as the Underwriter, and each person who controls the Issuer, within the meaning of either the Securities Act or the Exchange Act and each officer, director, agent and employee of the Issuer shall have the same rights to contribution as the Issuer, subject in each case to the applicable terms and conditions of this paragraph (d).

(f) Notwithstanding the provisions of paragraph (d) above, if the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party, the Selling Stockholder shall not be required to contribute unless (i) the Selling Stockholder would have had indemnification obligations pursuant to the terms of Section 9(c) and shall be limited to an amount equal to the aggregate gross proceeds after underwriting commissions and discounts, but before expenses, to the Selling Stockholder from the sale of Securities sold by the Selling Stockholder hereunder. It being understood that to the extent any liability is assessed against the Issuer and the Selling Stockholder, any deficiency in contribution resulting from the foregoing limitation shall be borne by the Issuer.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriter, by notice given to the Issuer prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Issuer’s common stock shall have been suspended by the Commission or the New York Stock Exchange, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange; (iii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities; (iv) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the judgment of the Underwriter, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto).

11. Representations, Indemnities and Rights of Contribution to Survive. The respective agreements, representations, warranties, indemnities, rights of contribution and other statements of the Issuer, the Selling Stockholder or their respective officers, and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Issuer, the Selling Stockholder or any of the indemnified persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 10 and 11 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriter, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013 (fax no.: 1-646-291-1469), Attention: General Counsel; or, if sent to the Issuer, will be mailed, delivered or telefaxed to (949) 478-8601 and confirmed to it at 19540 Jamboree Road, Suite 300, Irvine, CA 92612, attention of the Legal Department.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the indemnified persons referred to in Section 9 hereof and their respective successors, and no other person will have any right or obligation hereunder.

14. Consent to Jurisdiction. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in the City and County of New York or the courts of the State of New York in each case located in the City and County of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer, the Selling Stockholder and the Underwriter, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Waiver of Jury Trial. The Issuer and the Selling Stockholder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18. No Fiduciary Duty. The Issuer and the Selling Stockholder hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s length commercial transaction among the Issuer and the Selling Stockholder, on the one hand, and the Underwriter and any Affiliate through which it may be acting, on the other, (b) the Underwriter is acting as principal and not as an agent or fiduciary of the Issuer or the Selling Stockholder and (c) the engagement of the Underwriter in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Issuer and the Selling Stockholder agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Underwriter has advised or is currently advising any of the Issuer or the Selling Stockholder on related or other matters). The Issuer and the Selling Stockholder agrees that it will not claim that the Underwriter has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuer or the Selling Stockholder, in connection with such transaction or the process leading thereto.

19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuer, the Selling Stockholder and the Underwriter.

Very truly yours, TRI POINTE GROUP, INC., as the Issuer

By:	/s/ Michael D. Grubbs
Name: Michael D. Grubbs Title: Chief Financial Officer

VIII/TPC Holdings, L.L.C. as the Selling Stockholder

By:	/s/ Daniel Schwaegler
Name: Daniel Schwaegler Title: Senior Vice President

[Signature Page to Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written. CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Richard L. Moriarty
Name: Richard L. Moriarty Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Securities to be Purchased from the Selling Stockholder
Citigroup Global Markets Inc.	11,985,905

Total	11,985,905

SCHEDULE II

None.

[Form of Lock-Up Agreement]	EXHIBIT A

TRI Pointe Group, Inc.

Public Offering of Common Stock

                    , 2017

[                ]

[the Underwriter,]

[                ]

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), among TRI Pointe Group, Inc., a Delaware corporation (the “Company”), VIII/TPC Holdings, L.L.C., a Delaware limited liability company (the “Selling Stockholder”), and you, relating to an underwritten public offering of common stock, $0.01 par value per share (the “Securities”), of the Company (the “Offering”).

In order to induce you to enter into the Underwriting Agreement, the undersigned will not, without your prior written consent, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period from the date hereof until 30 days after the date of the Underwriting Agreement (the “Lock-Up Period”), other than shares of Securities or securities convertible into, or exercisable or exchangeable for, shares of Securities, disposed of as bona fide gifts, by estate planning or intestacy, or distributions to partners, members, stockholders or affiliates of the undersigned; provided that (a) each recipient of transferred shares agrees in writing to be bound by the same restrictions in place for the undersigned pursuant to this letter for the duration of the Lock-Up Period and (b) no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of Securities shall be required or shall be voluntarily made by the undersigned or any recipient of transferred shares during the Lock-Up Period. Nothing in this letter shall prevent (i) any transactions effectuated pursuant to a trading plan that satisfies all of the requirements of Rule 10b5-1 under the Exchange Act (a “Rule 10b5-1 Plan”), or (ii) the establishment by the undersigned of a Rule 10b5-1 Plan after the date hereof; provided, that any Section 16 filing made in connection therewith include a statement that the transaction was effectuated pursuant to a Rule 10b5-1 Plan.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

Yours very truly,

[Signature of officer, director or major stockholder]

[Name and address of officer, director or major stockholder]